EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Citizens Community Bancorp, Inc. (the "Company") hereby certifies that the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:  December 29, 2009                                                                                                            By:  /s/ Tim Cruciani
Tim Cruciani
President
(Principal Executive Officer)

Date December 29, 2009                                                                                                              By:  /s/ John D. Zettler
John D. Zettler
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.